INTERSIL CORPORATION

2008 EQUITY COMPENSATION PLAN

PERFORMANCE-BASED MARKET STOCK OPTION (MSO) AWARD

TERMS AND CONDITIONS

(EFFECTIVE [        ])

Intersil Corporation (“Intersil” or the “Company”) has granted you a market stock option (the “MSO”) to purchase a certain number of shares of common stock of the Company pursuant to the Intersil Corporation 2008 Equity Compensation Plan (the “Plan”), and under the terms and conditions set forth in your MSO award letter (the “Letter”) and the terms and conditions set forth in this document (the “Terms and Conditions”) (the Letter and Terms and Conditions collectively referred to herein as the “MSO Award Agreement”). The number of MSOs awarded to you is set forth in the Letter and is subject to adjustment as provided in the MSO Award Agreement. The specific terms of your MSO award are controlled by the MSO Award Agreement and the Plan. Capitalized terms which are not defined in this document will have the meanings specified in the Plan. The MSO is intended to be a Non-Qualified Stock Option.

1. Vesting and Initial Exercisability. Subject to Sections 3(a), 3(b) and 12, provided that you remain in the employment or service of the Company on the applicable vesting date, and the Company achieves the performance goals set forth on Schedule 1 attached hereto (the “Performance Goals”) and made a part hereof, the MSO award shall become vested per the vesting schedule and percentages set forth in Schedule 1. The MSO award, to the extent vested, will be exercisable after the Performance Goals have been certified by the Compensation Committee of the Board of Directors of Intersil (the “Committee”). Any portion of the MSO award that does not become exercisable as a result of the failure to achieve the relevant Performance Goals shall be immediately forfeited with no consideration due to you.

2. Term. If you have not fully exercised your MSO prior to the seventh anniversary of the grant date of the MSO award (the “Expiration Date”), you will not be permitted to exercise, and will forfeit any remaining portion of, your MSO. Your MSO will also expire and be forfeited at such times and in such circumstances as otherwise provided herein or under the Plan.

3. Exercise Upon and After Separation from Service.

a. Separation from Service as a Result of Your Disability or Death. Except as otherwise provided below in Section 3(b), if you have a Separation from Service as a result of your Disability or death, or if you die within 90 days after a Separation from Service (for a reason other than Retirement (as defined below) or for Cause), the unexercised and vested portion of your MSO award will remain exercisable by you, your estate, or the persons who acquired the right to exercise your MSO by bequest or inheritance, as applicable, until the earlier of the end of the 180-day period immediately following your Separation from Service or the Expiration Date. Such portion of your MSO award shall terminate to the extent not exercised within such period. Any unvested portion of your MSO award will terminate and will be forfeited upon such Separation from Service with no consideration due to you, unless at the time of your death you qualify for Retirement as provided in Section 3(b) below.

b. Separation from Service as a Result of Your Retirement. If you have a Separation from Service as a result of your Retirement (as defined in the Company’s Retirement Benefits Policy, as in effect on the grant date of the MSO award), and all or a portion of your MSO award has not yet become vested, notwithstanding such Separation from Service, if the unvested portion would have become vested and exercisable during the period beginning on your Retirement and ending on the date which is eighteen (18) months after your Retirement (the “Post-Retirement Vesting Period”), such unvested portion of your MSO award will vest and be exercisable in the same manner as if you did not have a Separation from Service prior to the date of vesting. In such an event, you will be permitted to exercise the vested portion of your MSO award for the period beginning on the date of your Separation from Service and ending on the earlier of (i) the Expiration Date or (ii) thirty (30) months following the date of your Separation from Service. In the event of your death following your Retirement, your estate or beneficiary, as applicable, will be entitled to exercise that portion of your MSO award that would have become vested and exercisable during the Post-Retirement Vesting Period in the same manner as if you did not have a Separation from Service prior to the date of vesting of such portion. If you have a Separation from Service as a result of your death following your qualification for Retirement but before your Retirement, and all or a portion of your MSO award has not yet become vested and exercisable at the time of your death, your estate or beneficiary, as applicable, will be entitled to exercise that portion of your MSO award that would have become vested and exercisable during the eighteen (18) month period following your death in the same manner as if you did not have a Separation from Service prior to the date of vesting of such portion. In such an event, the vested portion of the MSO award will remain exercisable by your estate or the persons who acquired the right to exercise your MSO award by bequest or inheritance, as applicable, during the period beginning with your death and ending on the earlier of (i) the Expiration Date or (ii) thirty (30) months following the date of your Separation from Service. Such portion of your MSO award shall terminate to the extent not exercised during such period. Any portion of your MSO award that has not become vested in accordance with the terms of this Section 3(b) will terminate and be forfeited with no consideration due to you.

Notwithstanding the foregoing, if at any time during the Post-Retirement Vesting Period you render services to a competitor of the Company, as determined in good faith by the Committee, the unvested portion of your MSO award will immediately expire on the date such services were initially rendered and you will not be entitled to exercise any unvested portion of your MSO award. You will also forfeit all Shares underlying any exercised portion of your MSO award for which the Company has not delivered certificates, and the Company shall refund to you the aggregate exercise price you paid for any such Shares. To the extent you render services to a company that could reasonably be considered a competitor of the Company, you must provide written notification of employment with such company to the Company within 10 days of the date such services are initially rendered. The Committee will make a good faith determination regarding the possible termination and forfeiture of your MSO award.

c. Termination for Cause. If you have a Separation from Service on account of a termination for Cause, your MSO award will immediately expire on the date of such Separation from Service. You will also forfeit all Shares underlying any exercised portion of your MSO award for which the Company has not delivered certificates, and the Company will refund to you the aggregate exercise price you paid for any such Shares.

d. Termination for Any Other Reason. Except as otherwise provided in Section 12, if you have a Separation from Service for any reason other than your Retirement, Disability, death or for Cause, any unexercised, vested portion of your MSO award will remain exercisable until the earlier of (x) the end of the 90-day period immediately following your date of termination or (y) the Expiration Date. Such portion of your MSO award will terminate to the extent not exercised within such period. Any unvested portion of your MSO award will terminate and will be forfeited with no consideration due to you upon such Separation from Service.

e. Unvested MSO Award. For the avoidance of doubt, except as otherwise provided in Sections 3(b) and 12, upon any Separation from Service, your MSO award shall cease to vest and the unvested portion of your MSO award shall be immediately forfeited with no consideration due to you.

4. Method of Exercising Your MSO Award.

a. Notice and Representation. When you want to exercise any vested and exercisable portion of your MSO award, you must give written notice to the Company’s third party administrator as designated in the exercise instructions provided to you (the “Exercise Instructions”) specifying the number of Shares that you would like to purchase, together with payment of the aggregate exercise price in accordance with Section 4(b).

b. Method of Payment. To exercise your MSO award, you must pay to the Company’s third party administrator the aggregate exercise price, together with the withholding tax due pursuant to the third sentence of this Section 4(b) either: (a) in U.S. dollars via wire transfer of immediately available funds or (b) by any other method of payment that the Committee may approve. Payment must be made in accordance with the Exercise Instructions. In addition to payment of the aggregate exercise price, you must pay to the Company’s third party administrator any amount of withholding tax that is due as determined by the Company’s third party administrator in accordance with the Exercise Instructions.

5. Transferability of Your MSO Award. You may transfer your MSO award only by will or the laws of descent and distribution. In addition, any Shares issued or issuable to you upon exercise of the MSO award are subject to any transfer restrictions set forth in the Plan and this MSO Award Agreement.

6. Incorporation by Reference. Your MSO award shall be subject to the terms, conditions and limitations set forth herein, in the Plan and in the Letter, which are incorporated herein by reference. In the event of any conflict, contradiction, distinction or differences between the MSO Award Agreement and the terms of the Plan, the terms of the Plan will control.

7. Shareholder Rights. You will have no rights as a shareholder (including, without limitation, voting rights and dividend rights) with respect to any Intersil Common Stock covered by your MSO award until you receive Intersil Common Stock upon exercise thereof.

8. Governing Law. Your MSO award and the MSO Award Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to the application of any conflicts of laws provisions.

9. Miscellaneous.

a. The captions of these Terms and Conditions are not part of the provisions hereof and shall have no force or effect. These Terms and Conditions, as they apply to your MSO award, may not be amended or modified, except pursuant to a written agreement between you and the Company. The invalidity or unenforceability of any provision of these Terms and Conditions shall not affect the validity or enforceability of any other provision of these Terms and Conditions.

b. The Committee may make such rules and regulations and establish such procedures for the administration of your MSO award as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret the MSO Award Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law. In the event of any dispute or disagreement as to the interpretation of the MSO Award Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the MSO Award Agreement, the decision of the Committee shall be final and binding on all persons, including without limitation, you.

c. All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board of Directors of the Company or mailed to its principal office, addressed to the attention of the Board of Directors; and if to you, shall be delivered personally, sent by facsimile transmission or mailed to you at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 9(c).

d. The failure of you or the Company to insist upon strict compliance with any provision of the MSO Award Agreement or the Plan, or to assert any right that you or the Company, respectively, may have under the MSO Award Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of the MSO Award Agreement or the Plan.

e. Nothing in these Terms and Conditions shall confer on you the right to continue in the service or employment of the Company or interfere in any way with the right of the Company and its stockholders to terminate your service or employment at any time.

10. Definitions. The terms “Change in Control,” “Involuntary Termination” and “Voluntary Termination for Good Reason” shall have the meanings set forth in your Executive Change in Control Severance Benefits Agreement, dated as of [        ] (as amended from time to time). The terms “Cause,” “Disability,” “Non-Qualified Stock Option,” “Separation from Service” and “Share” shall have the meanings set forth in the Plan.

11.Vesting on Change in Control.

a. Notwithstanding anything in the MSO Award Agreement to the contrary, if on or within twelve (12) months after the date of a Change in Control, your employment is terminated due to an Involuntary Termination or due to a Voluntary Termination for Good Reason, your MSO award shall become vested and exercisable as follows, with any portion of your MSO award that becomes so vested and exercisable to remain exercisable for a period of 24 months, or until the Expiration Date if sooner:

(i) the unvested portion of your MSO award for which the performance period has been completed shall become vested and exercisable, but only to the extent of the performance level of the Performance Goals achieved through the end of the respective performance period; and

(ii) the unvested portion of your MSO award for any performance period in progress shall become vested and exercisable, but only to the extent of the performance level of the Performance Goals achieved through the date of the Change in Control.

Any portion of the MSO award that does not become so vested shall be immediately forfeited with no consideration due to you.

INTERSIL CORPORATION

By:
Title:

[EMPLOYEE]

Schedule 1

1)	Maximum and Target Number of MSOs Granted

[insert maximum] – [insert target].

2)	Vesting Schedule

Depending upon performance, your MSO award will vest [insert vesting dates and percentages].

3)	Performance Period

The Performance Period for your MSO award is [insert number of years] years – [insert first day of performance period] through [insert last day of performance period].

4)	Performance Goals and Payout

a.	Performance Metric:

The number of shares for which your MSO award will be earned and become exercisable is based on the Company’s total shareholder return (TSR) and stock price appreciation relative to the TSR and stock price appreciation of the Company’s peer group of companies, as set forth on Schedule 2.

b.	Plan Structure:

Percentile Rank	Percent of Target Earned/Exercisable	Results will be linearly interpolated within the payout grid (for example, if Intersil’s TSR is at the [insert percentage] percentile, actual payout would be [insert percentage]% of target).
[ ]	[ ] (maximum)
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
Minimum Intersil TSR [ %]

c.	MSO Exercisability:

i.	No portion of the MSO award will become exercisable unless [insert performance threshold].

ii.	In order for the target number of shares underlying the MSO to become exercisable, [insert target level of performance].

iii.	In order for the maximum number of shares underlying the MSO to become exercisable, [insert maximum level of performance].

d.	Calculation of TSR to Determine Exercisability:

Effective on the date of issuance of the MSO award, which is the beginning of the performance period, the TSR performance baseline will be calculated using the [insert] month period preceding the issuance date (insert issuance date) and applying a “simple” average (un-weighted) and compared to a [insert] month period preceding the end of the Performance Period (insert end date) and applying a “simple” average (un-weighted) at the end of the Performance Period against the peer group.

e.	Treatment of Dividends:

Dividends are assumed to be reinvested for purposes of determining the TSR.

f.	The Compensation Committee reviews and approves the TSR calculation that determines the ultimate portion of the MSO award that will become exercisable.

5)	Performance Threshold

[insert threshold] % Intersil absolute TSR

6)	Peer Group Comparison

a.	See Schedule 2 (attached) for the peer group of companies. The Compensation Committee has the authority to use discretion in determining the ultimate peer group if the number of peer group companies falls below ten within the Performance Period.

b.	If a company in the peer group is no longer the surviving entity or a publicly traded company, the company shall no longer be considered a peer company when calculating the performance comparison.

Schedule 2

Peer Group of Companies

	TICKER SYMBOL	COMPANY NAME

1	XXXX	XXXX

2	XXXX	XXXX

3	XXXX	XXXX

4	XXXX	XXXX

5	XXXX	XXXX

6	XXXX	XXXX

7	XXXX	XXXX

8	XXXX	XXXX

9	XXXX	XXXX

10	XXXX	XXXX

11	XXXX	XXXX

12	XXXX	XXXX

13	XXXX	XXXX

14	XXXX	XXXX